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Exhibit 5.3

CONSENT OF STIKEMAN ELLIOTT LLP

        We hereby consent to the reference to our opinions on the face page and under "Eligibility for Investment" and "Canadian Federal Income Tax Considerations" in the Registration Statement on Form F-10 of Orezone Resources Inc. In giving this consent, we do not acknowledge that we come within the category of persons whose consent is required by the U.S. Securities Act of 1933 or the rules and regulations thereunder.

/s/ Stikeman Elliott LLP

Toronto, Canada
October 26, 2007

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CONSENT OF STIKEMAN ELLIOTT LLP